Exhibit 16.1

Armanino LLP

155 108th Ave NE Suite 820

Bellevue, WA 98004-5948

925 790 2600 main

armaninoLLP.com

August 23, 2022

Securities and Exchange Commission

100 F Street N.E.

Washington D.C. 20549-7561

We have read Giga-tronics lncorporated's statements included in Item 4.01 of its Form 8-K dated August 23, 2022 and agree with those statements concerning our firm.

/s/ Armanino LLP